                                                                   Exhibit 11.01


                              CARDINAL HEALTH, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           Fiscal Quarter Ended             Six Months Ended
                                       ---------------------------- --------------------------------
                                       December 31,    December 31,    December 31,     December 31,
                                           1997            1996            1997             1996
                                       ------------    ------------    ------------     ------------
BASIC:

Net earnings                             $ 66,179        $ 41,326        $120,218        $ 80,652
                                         ========        ========        ========        ========

Weighted average number of Common
   Shares outstanding                     109,422         107,543         109,257         105,914
                                         ========        ========        ========        ========

Basic earnings per Common Share          $   0.60        $   0.38        $   1.10        $   0.76
                                         ========        ========        ========        ========

DILUTED:

Net earnings                             $ 66,179        $ 41,326        $120,218        $ 80,652
                                         ========        ========        ========        ========

Weighted average number of Common
   Shares outstanding                     109,422         107,543         109,257         105,914

Dilutive effect of stock options            1,700           1,796           1,699           1,728
                                         --------        --------        --------        --------

Weighted average number of
   shares outstanding                     111,122         109,339         110,956         107,642
                                         ========        ========        ========        ========

Diluted earnings per Common Share        $   0.60        $   0.38        $   1.08        $   0.75
                                         ========        ========        ========        ========
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